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                                                                   EXHIBIT 10.43

(QLT INC. LOGO)
887 GREAT NORTHERN WAY
VANCOUVER, BC CANADA V5T 4T5
T 604.707.7000
F 604.707.7001
WWW.QLTINC.COM


[Date]

To:[[FIRST_NAME]] [[LAST_NAME]]

Personal and Confidential

Re:   Notification of Stock Option Grant

I am pleased to inform you that the Board of Directors has approved the granting to you of an option (the "Option") to purchase [[AMOUNT]] common shares of the Company's common stock (the "Optioned Shares") at an exercise price of [PRICE] (the "Exercise Price"), effective [GRANT DATE] (the "Grant Date"), in recognition of your contribution to the Company. The Option will expire FIVE years from the Grant Date, on [GRANT DATE + 5 YRS] (the "Expiry Date").

The terms and conditions which govern this Option are set out in three places: in this letter (the "Notification Letter"), in the attached schedule which sets out general terms and conditions relating to option grants to Company employees (the "General Terms"), and in the 2000 QLT Incentive Stock Option Plan (the "Plan") from which your Option has been granted.

By signing this letter where indicated, you and the Company agree that the Option is granted under and governed by the terms and conditions of this Notification Letter, the General Terms and the Plan, all of which together constitute the agreement (the "Agreement"), between you and the Company relating to the Option.

Please confirm receipt of this Notification Letter by signing both copies, and returning one copy to the Human Resources department, attention Vivian Jung, as soon as possible. You may keep the second copy for your personal records.

In the event that you do not return this Notification Letter signed, you will be deemed to have accepted the Agreement upon the exercise by you of the Option in respect of any Optioned Share(s).

Yours truly,

QLT Inc.
Per:


Senior Vice-President, Human Resources and Organizational Development

Accepted and agreed to:                     Date:

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                          GENERAL TERMS AND CONDITIONS

                        STOCK OPTION GRANTS TO EXECUTIVES

1. DEFINED TERMS. All capitalized terms which are not defined in the Notification Letter or below have the meaning given to them in the Plan.

2. TERM. Subject to the terms and conditions of the Agreement and the terms of the Plan, the Option will terminate on the earlier of:

      (a) The date on which the Option is exercised with respect to all of the Optioned Shares; and

      (b)   5:00 p.m. (Vancouver time) on the Expiry Date.

3. VESTING. Subject to the terms and conditions of the Agreement, the Optioned Shares will vest and become exercisable in 36 equal monthly instalments on the monthly anniversary of the Grant Date (the "VESTING DATE"), provided that, if the number of Optioned Shares is not equally divisible by 36, at each Vesting Date the cumulative number of Optioned Shares vested will be rounded to the nearest whole number.

4.    EXERCISE OF OPTIONS.

      (a) Exercise Notice. The employee to whom the Option has been granted may exercise the Option in respect of vested Optioned Shares by giving three days' (or less, in the sole discretion of the Company) written notice of exercise (the "EXERCISE NOTICE") signed and dated by the Optionee (and not postdated), stating that the Optionee elects to exercise his or her rights to purchase Optioned Shares under the Option and specifying the number of Optioned Shares in respect of which the Option is being exercised.

      (b) Delivery and Payment. The Optionee shall deliver the Exercise Notice to the Company at its principal office at 887 Great Northern Way, Vancouver, British Columbia, Canada, V5T 4T5 (or at such other address as the principal office of the Company may be located at the time of exercise) addressed to the attention of the secretary or assistant secretary of the Company (or a designee notified in writing from time to time by the Company) and be accompanied by full payment (payable at par in Vancouver, British Columbia) in any combination of the following: (i) cash, bank draft or certified cheque; or

            (ii)  irrevocable instructions to:

                  (A) a brokerage firm designated by the Company to deliver promptly to the Company the aggregate amount of sale or loan proceeds to pay the Option exercise price and any withholding tax obligations (if applicable) that may arise in connection with the exercise, and

                  (B) the Company to deliver the certificates for such purchased shares directly to the brokerage firm,


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                        all in accordance with the regulations of any relevant
                        regulatory authorities.

      (c) Certificate. As soon as practicable after any exercise of the Option, the Company will deliver or cause to be delivered to the Optionee or the Optionee's designated brokerage firm, as applicable, a certificate or certificates representing the Common Shares in respect of which the Option is exercised.

5. RULES UPON RETIREMENT, DEATH, DISABILITY OR TERMINATION. The Option will terminate on the earlier of the 90th day after the date on which the Optionee ceases to be an employee of the Company or its Affiliates or the expiry of the Option, provided that:

      (a) Retirement. If the Optionee ceases to be an employee of the Company or any Affiliate by reason of retirement (the date of retirement or cessation herein being called the "RETIREMENT DATE") and:

            (i)   the Optionee:

                  (A) has worked on behalf of the Company or any Affiliate for at least 20 years, or

                  (B) is at least 60 years of age and has worked continuously on behalf of the Company or any Affiliate for at least five years,

                  then all Optioned Shares of the Optionee will become immediately vested and will be exerciseable on and after the retirement date until the expiry of the Option; or

            (ii) the Optionee has received the consent of the Committee at or after an earlier age and upon completion of that number of years of service as the Committee may specify, then all Optioned Shares of the Optionee will become immediately vested and will be exerciseable on and after the retirement date, during a period of the earlier of:

                  (A)   90 days following the retirement date, or

                  (B)   the expiry of the Option,

            unless otherwise determined by the Committee and approved by the Exchange (if applicable).

      (b) Death. If the Optionee dies while the Option is otherwise exerciseable, unless otherwise determined by the Committee and approved by the Exchange (if applicable), all Optioned Shares of the Optionee will become immediately vested and will be exerciseable by the legal personal representatives of the estate of the Optionee during a period of the earlier of:

            (i)   12 months following the date of death, or

            (ii)  the expiry of the Option.

      (c) Disability. If the Optionee has his or her Continuous Status as an employee of the Company or any Affiliate terminated as a result of the Optionee's complete disability, as determined by the Committee in its sole discretion, unless otherwise determined by the Committee and approved by the Exchange (if applicable), the Optioned Shares will become immediately vested and will be exerciseable by the Optionee (or in the case of an Optionee who is legally


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            incapacitated, by his or her guardians or legal representatives)
            during the period ending on the earlier of:

            (i)   12 months following the date of such termination, or

            (ii)  the expiry of the Option.

      (d)   Termination.

            (i) If the Optionee is terminated by the Company (which, for greater certainty, excludes a resignation of the Optionee) as an employee of the Company or any Affiliate other than for cause (the date of termination herein being called the "TERMINATION DATE"), unless otherwise determined by the Committee and approved by the Exchange (if applicable), one-half of the previously unvested Optioned Shares of the Optionee will become immediately vested and all of the Optioned Shares which have vested will be exercisable on and after the termination date, for the period ending on the earlier of:

                  (A)   90 days following the termination date, or

                  (B)   the expiry of the Option.

            (ii) If the Optionee is terminated by the Company as an employee of the Company or any Affiliate for cause, unless otherwise determined by the Committee and approved by the Exchange (if applicable), the Option will expire automatically on the date that the Optionee ceases to be an employee of the Company or any Affiliate.

      The Optioned Shares will cease to vest (on a monthly basis or at all) after the date on which the Optionee ceases to be an employee of the Company.

6.    CHANGE IN CONTROL.

      (a) Definitions. For the purposes of this Section, "CHANGE IN CONTROL" means any of the following events:

            (I) MERGER. A merger, consolidation, reorganization or arrangement involving the Company other than a merger, consolidation, reorganization or arrangement in which stockholders of the Company immediately prior to such merger, consolidation, reorganization or arrangement own, directly or indirectly, securities possessing at least 65% of the total combined voting power of the outstanding voting securities of the corporation resulting from such merger, consolidation, reorganization or arrangement in substantially the same proportion as their ownership of such voting securities immediately prior to such merger, consolidation, reorganization or arrangement,

            (II) TENDER OFFER. The acquisition, directly or indirectly, by any person or related group of persons acting jointly or in concert (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership of securities possessing more than 35% of the total combined voting power of the Company's outstanding securities pursuant to a tender offer made directly to the Company's stockholders,


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            (III) SALE. The sale, transfer or other disposition of all or substantially all of the assets of the Company other than to an Affiliate of the Company as part of a corporate reorganization of the Company, or

            (IV) BOARD CHANGE. A change in the composition of the Board over a period of 24 consecutive months or less such that a two-thirds majority of the Board members ceases to be comprised of individuals who either:

                  (A) Have been Board members continuously since the beginning of such period, or

                  (B) Have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

      (b) Acceleration. Immediately upon the occurrence of a Change in Control, all Optioned Shares of the Optionee will become immediately vested and will be exercisable on and after the date of the Change of Control until the expiry of the Option.

7. CONDITIONS TO EXERCISE. Notwithstanding any of the provisions of the Agreement, the Company's obligation to issue Common Shares to the Optionee upon exercise of the Option is subject to the following:

      (a) Qualification. Completion of registration or other qualification of the Common Shares or obtaining approval of such governmental authority as the Company determines is necessary or advisable in connection with the authorization, issuance or sale of the Common Shares;

      (b) Listing. The admission of the Common Shares to listing or quotation on the Exchange; and

      (c) Undertakings. The receipt by the Company from the Optionee of such representations, agreements and undertakings, including as to future dealings in the Common Shares, as the Company determines are necessary or advisable in order to safeguard against the violation of securities laws of any jurisdiction.

8. ADJUSTMENTS. In the event that there is any material change in the Common Shares resulting from subdivisions, consolidations, substitutions or reclassifications of the Common Shares, the payment of stock dividends by the Company (other than dividends in the ordinary course) or other relevant changes in the capital of the Company or from a proposed merger, amalgamation or other corporate arrangement or reorganization involving the exchange or replacement of Common Shares for those in another corporation, appropriate adjustments in the number of Optioned Shares and the exercise price thereof will be conclusively determined by the Committee.

9. FURTHER ADJUSTMENTS. Subject to Sections 6 and 8, if, because of a proposed merger, amalgamation or other corporate arrangement or reorganization, the exchange or replacement of Common Shares for those in another corporation is imminent, the Committee may, in a fair and equitable manner, determine the manner in which all unexercised option rights granted under this Option will be treated including, without limitation, requiring the acceleration of the time for the exercise of the option rights by the Optionee and of the time for the fulfilment of any conditions or restrictions on exercise. All determinations of the Committee under this Section will be final, binding and conclusive for all purposes subject to the approval of the Exchange, if applicable.


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10.   TAX. The Optionee is solely responsible for the payment of any applicable taxes arising from the grant, vesting or exercise of the Option. Notwithstanding the foregoing, the Company will have the right to withhold from any Optioned Shares or from any cash amounts otherwise due to the Optionee an amount equal to the applicable taxes.

11. LOCK OUT PERIODS. The Optionee acknowledges and agrees that the Agreement and the grant of the Option to the Optionee is subject to the Optionee's agreement to at all times comply with the Company's policies with respect to Lock Out Periods, as more particularly set out in the Company's Policy and Procedures Manual, as amended from time to time.

12. NO RIGHTS AS SHAREHOLDER. The Optionee will not have any rights as a shareholder of the Company in respect of any of the Common Shares covered by the Option until the Optionee has exercised the Option and the Company has issued Common Shares to the Optionee, both in accordance with the terms of the Plan and the Agreement.

13.   NO EFFECT ON EMPLOYMENT. Nothing in the Agreement will:

      (a) Continue Employment. Confer upon the Optionee any right to continue in the employ of or under contract with the Company or any Affiliate or affect in any way the right of the Company or any Affiliate to terminate his or her employment at any time.

      (b) Extend Employment. Be construed to constitute an agreement, or an expression of intent, on the part of the Company or any Affiliate to extend the employment of the Optionee beyond the time that he or she would normally be retired pursuant to the provisions of any present or future retirement plan or policy of the Company or any Affiliate, or beyond the time at which he or she would otherwise be retired pursuant to the provisions of any contract of employment with the Company or any Affiliate.

14. ENUREMENT. The Agreement shall enure to the benefit of and be binding upon the parties to the Agreement and upon the successors or assigns of the Company and upon the executors, administrators and legal personal representatives of the Optionee.

15. FURTHER ASSURANCES. Each of the parties to the Agreement will do such further acts and execute such further documents as may required to give effect to and carry out the intent of the Agreement.

16. NON-ASSIGNABLE. The Option is personal to the Optionee and may not be assigned or transferred in whole or in part, except by will or by the operation of the laws of devolution or distribution and descent.

17. AMENDMENTS. Any amendments to the Agreement must be in writing duly executed by the parties and will be subject to the approval of the applicable regulatory authorities.

18.   TIME OF THE ESSENCE. Time will be of the essence of the Agreement.

19. GOVERNING LAW. The Agreement shall be governed, construed and enforced according to the laws of the Province of British Columbia and is subject to the exclusive jurisdiction of the courts of the Province of British Columbia.


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20.   INTERPRETATION OF THE AGREEMENT AND THE PLAN. If any question or dispute arises as to the interpretation of the Agreement, the question or dispute will be determined by the Committee and such determination will be final, conclusive and binding on both the Company and the Optionee. If there is any conflict between these General Terms and the Plan, the Plan, as amended from time to time, will govern.




THESE GENERAL TERMS AND CONDITIONS ARE DATED FOR REFERENCE: MARCH 19, 2003


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